EXHIBIT 99.1

CUSIP# 678046 10 3 Amex: BQI
NEWS RELEASE
Date: May 12, 2008
Oilsands Quest announces private placement of common stock
Calgary, Alberta — Oilsands Quest Inc. (Amex: BQI) announced today that it has entered into a private placement (the “Offering”) in which funds managed by Sprott Asset Management Inc. have agreed to purchase 11,904,761 treasury shares of Oilsands Quest common stock at a price of US$4.20 per share for total gross proceeds to Oilsands Quest of approximately US$50 million. In addition, a number of other accredited investors have agreed to participate for another US$4.5 million at the same price per share, resulting in a total of 12,976,761 common shares issued and total gross proceeds of US$54.5 million.
The shares will be issued on a private placement basis pursuant to certain exemptions from prospectus requirements. The proceeds of the Offering will be used for general corporate and other operational purposes. Specific allocations of the proceeds for such purposes have not been made at this time. Closing of the Offering is expected to occur on or about May 28, 2008 and is subject to American Stock Exchange (“Amex”) approval and the completion of definitive documentation.
The common shares issued pursuant to this Offering have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States or to U.S. persons (as such term is defined in Regulation S under the Securities Act) absent a registration statement or an applicable exemption from registration.
This notice is not an offer to sell or a solicitation of an offer to buy such securities and is issued pursuant to Rule 135c under the Securities Act of 1933.
About Oilsands Quest
Oilsands Quest Inc. is aggressively exploring Canada’s largest holding of contiguous oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan’s first global-scale oil sands discovery. It is leading the establishment of the province of Saskatchewan’s emerging oil sands industry.
Forward-looking information
Except for statements of historical fact relating to Oilsands Quest, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words, or statements that certain events or conditions “may”, “will”, or “could” occur. Forward-looking statements such as references to discovered and undiscovered resources estimates, references to Oilsands Quest’s exploration, technical and development programs and future discoveries are based on the opinions and estimates of management and Oilsands Quest’s independent evaluators at

CUSIP# 678046 10 3 Amex: BQI
the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, exploration and technical risks inherent in the oil sands industry, regulatory and economic risks, lack of infrastructure in the region in which the company’s resources are located and risks associated with Oilsands Quest’s ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest’s control, and no assurance can be given that the programs will be completed on time, on budget or at all. Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhaustive. Readers should refer to Oilsands Quest’s current annual report on Form 10-KSB and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties and details regarding the location and extent of Oilsands Quest’s land holdings.
For more information:
General inquiries and retail investors, contact
Hedlin Lauder Investor Relations Ltd.
Toll Free 1-800-299-7823
Office 403-232-6251
Email irinfo@hedlinlauder.com
Institutional investors, contact
BarnesMcInerney Inc.
Toll Free 1-866-794-7288
Office 416-371-0510
Email oilsands@barnesmcinerney.com